Exhibit 99.1

Anworth Reports Second Quarter 2016 Financial Results

SANTA MONICA, Calif,--(BUSINESS WIRE)--August 3, 2016--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the second quarter ended June 30, 2016.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net loss to common stockholders and Comprehensive Income for the three months ended June 30, 2016 (dollar amounts in thousands):

	Three Months Ended June 30, 2016
	(unaudited)
Earnings	Earnings	Per Weighted Share
Core Earnings	$14,415	$0.15
GAAP net loss to common stockholders	$(2,997)	$(0.03)
Comprehensive income	$20,342	$0.21

Core Earnings is a non-GAAP financial measure which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release. For the three months ended June 30, 2016, Core Earnings included an adjustment to reflect paydown expense on Agency MBS, which is the proportional expense of Agency MBS purchase premiums relative to the principal payments and prepayments which occurred during the quarter.

Comprehensive Income is shown on the consolidated statements of comprehensive income included in this earnings release.

Portfolio

At June 30, 2016, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	June 30, 2016
	Dollar Amount	Percentage
Agency MBS:
ARMS and hybrid ARMs	$3,421,897	53.9%
Fixed-rate Agency MBS	691,508	10.9%
TBA Agency MBS	715,109	11.3%
Total Agency MBS	$4,828,514	76.1%
Non-Agency MBS	645,353	10.2%
Residential mortgage loans(1)	855,746	13.5%
Residential real estate	14,311	0.2%
Total Portfolio	$6,343,924	100.0%
Total Assets	$6,418,278

_________
(1) Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.

Agency MBS

At June 30, 2016, the allocation of the Company’s agency mortgage-backed securities, or Agency MBS, was approximately 71% adjustable-rate and hybrid adjustable-rate Agency MBS, 14% fixed-rate Agency MBS and 15% fixed-rate TBA Agency MBS as detailed below (dollar amounts in thousands):

June 30, 2016

Fair value of Agency MBS and TBA Agency MBS	$4,828,514
Adjustable-rate Agency MBS coupon reset (less than 1 year)	43%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	1%
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	3%
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	8%
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	5%
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	10%
Hybrid adjustable-rate Agency MBS coupon reset (7-10 years)	1%
Total adjustable-rate Agency MBS	71%
15-year fixed-rate TBA Agency MBS	15%
15-year fixed-rate Agency MBS	11%
20-year and 30-year fixed-rate Agency MBS	3%
Total MBS	100%

At June 30, 2016, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

June 30, 2016
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.66%
Hybrid adjustable-rate Agency MBS	2.44
15-year fixed-rate Agency MBS	2.71
15-year fixed-rate TBA Agency MBS	2.57
20-year and 30-year fixed-rate Agency MBS	4.29
Total Agency MBS:	2.65%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.92%
Hybrid adjustable-rate Agency MBS	102.89
15-year fixed-rate Agency MBS	102.53
15-year fixed-rate TBA Agency MBS	103.13
20-year and 30-year fixed-rate Agency MBS	101.28
Total Agency MBS:	102.91%
Current yield (weighted average coupon divided by average amortized cost)	2.58%
Unamortized premium	$112.2 million
Unamortized premium as a percentage of par value	2.91%
Premium amortization expense on Agency MBS for the second quarter 2016	$16.3 million
June 30, 2016
Constant prepayment rate (CPR) of Agency MBS	19%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	20%
Weighted average term to next interest rate reset on Agency MBS	26 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following table summarizes the Company’s Non-Agency MBS at June 30, 2016 (dollar amounts in thousands):

			Weighted Average
Mortgage Loan Type	Fair Value	Current Principal	Amortized Cost	Coupon	Yield

Prime	$51,530	$64,269	81.50%	4.55%	5.87%
Alt-A	393,487	514,113	77.75%	5.31%	5.49%
Subprime	50,092	53,687	95.24%	4.42%	5.47%
Non-performing	150,157	157,093	98.71%	4.65%	5.59%
Paydowns receivable	87	-	-	-	-
Total Non-Agency MBS	$645,353	$789,162	83.42%	5.06%	5.54%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at June 30, 2016 (in thousands):

Residential mortgage loans held-for-investment	$855,746
Asset-backed securities issued by securitization trusts	$828,937
Retained interest in loans held in securitization trust	$26,809

Residential Real Estate

At June 30, 2016, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.3 million.

MBS Portfolio Financing and Leverage

	June 30, 2016
	Agency MBS	Non-Agency MBS	Total MBS
Repurchase Agreements:	(dollar amounts in thousands)
Outstanding repurchase agreement balance	$3,650,000	$425,445	$4,075,445
Average interest rate	0.69%	2.03%	0.83%
Average maturity	34 days	15 days	32 days
Average interest rate after adjusting for interest rate swaps			1.20%
Average maturity after adjusting for interest rate swaps			547 days

At June 30, 2016, the Company’s leverage multiple was 5.8x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 6.8x at June 30, 2016.

Interest Rate Swaps and Eurodollar Futures Contracts

At June 30, 2016, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	June 30, 2016
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years

Less than 12 months	$975,000	0.67%	5	0.4
1 year to 2 years	535,000	0.91	18	1.5
2 years to 3 years	150,000	1.07	29	2.4
3 years to 4 years	216,000	1.31	40	3.3
4 years to 5 years	100,000	1.43	53	4.4
5 years to 7 years	320,000	2.54	72	6.0
7 years to 10 years	200,000	3.00	87	7.3
	$2,496,000	1.26%	29	2.4

At June 30, 2016, the notional amount of our Swaps was approximately $2.5 billion and the weighted average fixed rate was 1.26%.

At June 30, 2016, the Company’s short position in Eurodollar Futures Contracts had the following notional amount (in thousands) and weighted average purchase price:

	June 30, 2016
	Eurodollar Futures Contracts
Expiration	Notional Amount	Weighted Average Purchase Price
Less than 12 months	$3,350,000	$99.10

Effective Net Interest Rate Spread

June 30, 2016
Average asset yield, including TBA dollar roll income	2.93%
Effective cost of funds	1.69
Effective net interest rate spread	1.24%

The components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On June 16, 2016, the Company declared a quarterly common stock dividend of $0.15 per share for the second quarter ended June 30, 2016. Based upon the closing price of $4.70 on June 30, 2016, the annualized dividend yield on the Company’s common stock at June 30, 2016 was 12.8%.

Book Value Per Common Share

At June 30, 2016, the Company’s book value was $6.06 per share of common stock, which was an increase of $0.06 from $6.00 in the prior quarter.

The $0.15 quarterly dividend and the $0.06 increase in book value per share resulted in a return on equity to common stockholders of 3.5% for the quarter ended June 30, 2016.

Share Repurchases

During the quarter ended June 30, 2016, the Company repurchased an aggregate of 873,019 shares of its common stock at a weighted average price of $4.67 per share. Based upon the book value per share of common stock of $6.00 at March 31, 2016, the economic benefit to common stockholders from these repurchases was approximately $1.16 million, or approximately $0.01 per share. The economic benefit from increases in book value per share as a result of share repurchases is not included in GAAP net loss to common stockholders.

Subsequent Events

From July 1, 2016 through August 2, 2016, the Company repurchased an aggregate of 133,166 shares of its common stock at a weighted average price of $4.74 per share under its share repurchase program.

Conference Call

The Company will host a conference call on Thursday, August 4, 2016 at 12:00 PM Eastern Time, 9:00 AM Pacific Time, to discuss its second quarter 2016 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on August 4, 2016. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10090623. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). Our principal business is to invest primarily in mortgage-backed securities on a leveraged basis. Income generated for distribution to our shareholders is based primarily on the difference between the yield on our mortgage assets and the cost of our borrowings. We qualify as a REIT for federal income tax purposes and are not subject to federal corporate income taxes on distributions to our stockholders. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2016	2015
		(audited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$3,906,844	$4,694,731
Agency MBS at fair value	181,505	173,344
Paydowns receivable	25,056	24,707
	$4,113,405	$4,892,782
Non-Agency MBS at fair value (including $536,308 and $596,831 pledged to counterparties at June 30, 2016 and December 31, 2015, respectively)	645,353	682,061
Residential mortgage loans held-for-investment(1)	855,746	969,172
Residential real estate	14,311	14,363
Cash and cash equivalents	21,047	5,754
Restricted cash	28,220	39,230
Interest and dividends receivable	17,082	17,525
Derivative instruments at fair value	5,566	12,470
Prepaid expenses and other	3,089	2,983
Total Assets:	$5,703,819	$6,636,340
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$13,276	$13,443
Repurchase agreements	4,075,445	4,915,528
Asset-backed securities issued by securitization trusts(1)	828,937	915,486
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	60,931	34,547
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on Series C Preferred Stock	207	207
Dividends payable on common stock	14,403	14,861
Accrued expenses and other	6,009	1,308
Total Liabilities:	$5,038,017	$5,934,189
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($10,848 and $10,848, respectively); 434 and 434 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	10,039	10,039
Common Stock: par value $0.01 per share; authorized 200,000 shares, 96,021 shares issued and outstanding at June 30, 2016 and 99,078 shares issued and 98,944 shares outstanding at December 31, 2015, respectively	960	991
Additional paid-in capital	967,981	981,034
Accumulated other comprehensive income consisting of unrealized gains and losses	31,514	949
Accumulated deficit	(415,153)	(361,323)
Total Stockholders' Equity:	$641,878	$678,227
Total Liabilities and Stockholders' Equity:	$5,703,819	$6,636,340

_____________
(1) The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At June 30, 2016 and December 31, 2015, total assets of the consolidated VIEs were $859 million and $972 million, respectively, and total liabilities were $832 million and $918 million, respectively.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Interest and other income:
Interest-Agency MBS	$10,690	$27,464	$31,455	$58,052
Interest-Non-Agency MBS	9,137	6,385	18,418	10,032
Interest-residential mortgage loans	9,111	1,188	18,424	1,188
Income-rental properties	428	409	838	779
Other interest income	12	10	24	20
	29,378	35,456	69,159	70,071
Interest Expense:
Interest expense on repurchase agreements	8,960	7,400	18,358	14,089
Interest expense on asset-backed securities	8,414	1,075	17,013	1,075
Interest expense on junior subordinated notes	354	319	700	634
	17,728	8,794	36,071	15,798
Net operating income	11,650	26,662	33,088	54,273
Provision for loan losses	-	70	-	70
Net operating income after provision for loan losses	11,650	26,592	33,088	54,203
Operating Expenses:
Management fee to related party	(1,970)	(2,181)	(4,014)	(4,517)
General and administrative expenses	(1,690)	(1,234)	(3,259)	(2,513)
Total operating expenses	(3,660)	(3,415)	(7,273)	(7,030)
Other (Loss):
(Loss) on sales of Agency MBS	-	-	(3,239)	-
(Loss) on sales of Non-Agency MBS	-	(73)	-	(76)
Gain on sales of residential mortgage loans held-for-investment	33	-	33	-
(Loss) gain on interest rate swaps, net	(16,089)	5,075	(66,308)	(41,413)
Gain (loss) on derivatives-TBA Agency MBS, net	8,061	(6,573)	23,415	1,952
(Loss) on derivatives-Eurodollar Futures Contracts	(1,357)	(1,732)	(1,335)	(4,070)
Recovery on Non-Agency MBS	1	4	2	5
Total other (loss)	(9,351)	(3,299)	(47,432)	(43,602)
Net (loss) income	$(1,361)	$19,878	$(21,617)	$3,571
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,035)	(2,070)	(2,070)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(394)	(788)	(788)
Dividend on Series C Cumulative Redeemable Preferred Stock	(207)	(200)	(414)	(311)
Net (loss) income to common stockholders	$(2,997)	$18,249	$(24,889)	$402
Basic (loss) earnings per common share	$(0.03)	$0.18	$(0.26)	$-
Diluted (loss) earnings per common share	$(0.03)	$0.17	$(0.26)	$-
Basic weighted average number of shares outstanding	96,355	104,225	97,030	105,719
Diluted weighted average number of shares outstanding	96,355	108,530	97,030	109,993

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net (loss) income	$(1,361)	$19,878	$(21,617)	$3,571
Available-for-sale Agency MBS, fair value adjustment	13,080	(17,779)	37,465	6,024
Reclassification adjustment for loss on sales of Agency MBS included in net (loss) income	-	-	3,239	-
Available-for-sale Non-Agency MBS, fair value adjustment	6,952	2,724	(15,381)	4,881
Reclassification adjustment for loss on sales of Non-Agency MBS included in net (loss) income	-	73	-	76
Unrealized gains on derivatives	1,565	5,281	4,934	11,389
Reclassification adjustment for interest expense on swap agreements included in net (loss) income	106	530	308	1,054
Other comprehensive income (loss)	21,703	(9,171)	30,565	23,424
Comprehensive income	$20,342	$10,707	$8,948	$26,995

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net loss to common stockholders” for the quarter ended June 30, 2016 to “Core Earnings” for the same period. Core Earnings represents “net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended June 30, 2016 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management believes the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS.” Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended June 30, 2016. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	June 30, 2016
	Amount	Per Share
	(in thousands)
Net loss to common stockholders	$(2,997)	$(0.03)
Adjustments to derive core earnings:
Gain on sales of residential mortgage loans held-for-investment	(33)	-
Loss on interest rate swaps	16,089	0.17
Gain on derivatives-TBA securities, net	(8,061)	(0.09)
Loss on derivatives-Eurodollar Futures Contracts	1,357	0.01
Recovery on Non-Agency MBS	(1)	-
Amortization of other comprehensive income on de-designated swaps(1)	106	-
Periodic net settlement on interest rate swaps after de-designation(2)	(4,226)	(0.04)
Dollar roll income on TBA securities(3)	3,729	0.04
Loss from expiration of Eurodollar Futures Contracts	(117)	-
Premium amortization on Agency MBS	16,322	0.17
Paydown expense on Agency MBS(4)	(7,753)	(0.08)
Core earnings	$14,415	$0.15
Basic weighted average number of shares outstanding	96,355

__________

(1)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(2)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net loss to common stockholders.
(3)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “Gain on derivatives-TBA Agency MBS” and “Derivative income-TBA Agency MBS” that are shown on the Company’s statements of operations.
(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.

Effective Net Interest Rate Spread

	Three Months Ended
	June 30, 2016
	Amount	Annualized Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest and other income	$29,378	2.06%
Dollar roll income on TBA Agency MBS(1)	3,729	0.26%
Premium amortization on Agency MBS	16,322	1.15%
Paydown expense on Agency MBS(2)	(7,753)	-0.54%
Total interest income and average asset yield, including TBA dollar roll income	$41,676	2.93%
Effective Cost of Funds:
Total interest expense	$17,728	1.37%
Periodic net settlement on interest rate Swaps after de-designation(3)	4,226	0.32%
Amortization of other comprehensive income on de-designated Swaps(4)	106	0%
Loss on expiration of Eurodollar Futures Contracts	(117)	0%
Effective total interest expense and effective cost of funds	$21,943	1.69%
Effective net interest rate spread		1.24%
Average earning assets	$5,694,809
Average borrowings	$5,193,057

__________

(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net loss to common stockholders.
(4)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com